Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Metropolitan Bank Holding Corp. and Subsidiary (the “Company”) for the period ended March 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mark R. DeFazio, as Chief Executive Officer of the Company, and Anthony J. Fabiano, as Executive Vice President and Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 09, 2019

/s/ Mark R. DeFazio

Mark R. DeFazio

President and Chief Executive Office

/s/ Anthony J. Fabiano

Anthony J. Fabiano

Executive Vice President and Chief Financial Officer